UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2017, the board of directors of Pacific Health Care Organization, Inc. (the (“Company”) granted nonqualified stock options under the Company’s 2002 Stock Option Plan (the “2002 Plan”) and the Company’s 2005 Stock Option Plan (the “2005 Plan”) to purchase an aggregate of 85,000 shares of the Company’s common stock to six employees, including two of the Company’s executive officers.  The grants were made to; among other things, incentivize the recipients to continue providing services to the Company.  Tom Kubota, the Company’s Chief Executive Officer and Chairman, was granted options to purchase 45,750 common shares under the 2002 Plan and 4,250 common shares under the 2005 Plan.  Fred Odaka, the Company’s Chief Financial Officer, was granted options to purchase 11,000 common shares under the Company’s 2005 Plan.  The remaining options were granted under the 2005 Plan.  As a condition of accepting the option grant, each recipient will be required to execute a Nonqualified Stock Option Agreement (the “NSO Agreement”).  The grant to Mr. Kubota under the 2002 Plan was made without registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Each stock option has an exercise price of $15.00 per share and is exercisable upon vesting for a period of five years from the date of grant, subject to the terms of the NSO Agreement and the respective plan under which the options were granted.  The exercise price was approximately 101% of the closing price of the Company’s common stock on the OTCQB on August 17, 2017.

Vesting of the stock options is contingent upon continuous employment, or in the case of a consultant, continuous retention, with the Company or one or more of its subsidiaries until the one-year anniversary of the date of grant, except in the event of death or disability of the option holder.  If the option holder's employment with the Company terminates by reason of death or disability prior to vesting, his or her options will continue to vest as provided in the NSO Agreement.  There is no acceleration of the exercisability provisions of the options in the event of death or disability of the option holder.

The description of the option awards in this Item 5.02 is qualified in its entirety by reference to the form of the NSO Agreement for the grant under the 2002 Plan and the form of the NSO Agreement for the grants under the 2005 Plan, respectively.  Forms of the NSO Agreements for the 2002 Plan and the 2005 Plan, which you should read, are attached to this Current Report on Form 8-K as Exhibits 99.01 and 99.02, respectively, and are incorporated herein by reference.

Item 9.01—Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.01	Form of Nonqualified Stock Option Agreement Pursuant to the Pacific Health Care Organization, Inc. 2002 Stock Option Plan
99.02	Form of Nonqualified Stock Option Agreement Pursuant to the Pacific Health Care Organization, Inc. 2005 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: August 18, 2017	By:	/s/ Fred Odaka
Fred Odaka
Chief Financial Officer